EXHIBIT 8

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

April 12, 2001

Board of Directors Protective Life Insurance Company 2801 Highway 280 South Birmingham, Alabama 35223

Directors:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 7 to the Registration Statement on Form S-6 filed by Protective Life Insurance Company and Protective Variable Life Account with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
SUTHERLAND ASBILL & BRENNAN LLP
By: /s/ DAVID S. GOLDSTEIN David S. Goldstein